UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2002

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events and Regulation FD Disclosure

See the following press release, dated May 23, 2002, announcing that the Company expects to report results for the fourth quarter and full year by July 29, 2002:

For Immediate Release:	Contact: Shawn M. Harrington
May 23, 2002	860-644-1551

Gerber Scientific, Inc. Expects to Report Results for the Fourth Quarter and

Full Year by July 29, 2002

South Windsor, CT -- Gerber Scientific, Inc. (NYSE: GRB) today announced that it expects to report financial results for the full year and fourth quarter ended April 30, 2002 on, or before, July 29, 2002 in time to satisfy the Company's SEC Form 10-K filing requirements.

Gerber said the release of its fourth quarter results would follow the completion of the previously announced internal review of the Company's financial reporting for the period January 1, 1998 through April 30, 2002.

"The internal financial review is proceeding as planned and is on schedule for timely completion," said Marc T. Giles, the Company's recently appointed President and Chief Executive Officer.

Gerber Scientific, Inc. (www.gerberscientific.com) is the world's leading supplier of high technology automated manufacturing systems that enable mass customization in the sign making and specialty graphics, apparel and flexible materials, and optical lens processing industries. Headquartered in South Windsor, Connecticut, the Company operates through four wholly-owned subsidiaries: Gerber Scientific Products, Spandex PLC, Gerber Technology and Gerber Coburn Optical.

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2001, October 31, 2001, and January 31, 2002 and its Annual Report on Form 10-K for the year ended April 30, 2001, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	May 24, 2002	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Senior Vice President (Principal Financial and Accounting Officer)